Exhibit 99.1

FINTECH ACQUISITION CORPORATION II AND INTERMEX HOLDINGS II, INC.
PROPOSED BUSINESS COMBINATION

Transcript for Investor Call

December 20, 2017

11:00am ET

Operator:

Ladies and gentlemen, thank you for standing by. Welcome to the FinTech Acquisition Corporation II and Intermex Holdings II, Inc. announced proposed business combination call.

During the presentation, all participants will be in a listen only mode. If at any time during the conference you need to reach an operator, please press Star 0. As a reminder, this conference is being recorded.

I would now like to turn the conference over to Betsy Cohen, Chairman of the Board of Directors at FinTech Acquisition Corporation II.

Betsy Cohen:

Thank you, Tony, and good morning everyone. Thanks for joining our call to discuss our transaction with Intermex Wire Transfer. Headquartered in Miami, Florida. Intermex Wire Transfer is a technology enabled wire transfer and financial processing solutions provider.

I am pleased to be joined today by Bob Lisy, CEO of Intermex, and Intermex’s Chief Sales and Marketing Officer, Randy Nilsen.

Before we continue, on today’s conference call we will be discussing EBITDA or adjusted EBITDA, a non-GAAP financial measure. Please note cautionary statements about these terms in our press release. We will be filing our proxy shortly and encourage you to review it. In addition, we’ll be making numerous forward-looking statements and I will remind everyone that actual results could differ materially from those forward-looking statements for a variety of reasons, many of which are beyond our control. Except, as expressly required by law, we take no obligation to correct or update these forward-looking statements whether as a result of new information, future events or otherwise. We refer everyone to our more robust forward-looking statements disclaimer in the press release and filings

Those of you with whom we have met either to make a presentation of this company or in our IPO earlier this year may remember what we told you we would try to achieve. We said that we would partner with a world-class management team with a proven track record of driving revenue growth, enhancing profitability and creating value for stockholders. We said we would acquire a business that has a history of strong, stable free cash flow, with predictable and recurring revenue streams. We also said we would acquire a business that has a leading or niche market position that demonstrates advantages when compared to their competitors.

Well, I’m pleased to say that we have delivered on all of these accounts; Intermex checks all of these boxes. We are partnering with a truly outstanding management team and a company that is positioned to grow earnings rapidly in an industry which we can continue to be added-value partners. Bob Lisy and his senior management team have increased EBITDA from his initial year as CEO in 2009 to 2017 by more than a 40% Compounded Annual Growth rate. The proprietary technology platform developed by the company to deliver remittance and money transfers has assured state of the art service quality. The continued expansion of online capacity, loyalty cards, and a unique processing service, CheckDirect, will enable the company to increase its margins. Additionally, Intermex is well positioned to implement its business to business product suite over the coming year. Already a leader in the major markets of Latin America, Guatemala and Mexico, Intermex has the opportunity to broaden its geographic reach.

We are presenting our investors with an exceptional opportunity to invest at a compelling valuation. We believe this transaction has many characteristics of a previous transaction between FinTech Acquisition Corp. and CardConnect. Intermex is a high-growth business with 2018 EBITDA growth expected to increase over 18% over 2017, with an enterprise value of approximately $365 million. This management team has a big vision for where the company should go and the talent to execute that vision.

With that, I turn it over to Bob.

Bob Lisy:

Thank you, Betsy.

Good morning everyone. Some of you may know us from our history in the industry, for those who do not I would like to provide some background on Intermex and how we got to where we are today.

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Intermex is a leading provider of money transfer services in the large and growing U.S. to Latin America and Caribbean corridor. We utilize a proprietary, technology enabled platform to deliver differentiated financial services to our customers. The company’s sending agent network consists of more than 5,000 agents sending roughly $6.7 billion of remittances in 2017 to Mexico, Guatemala, El Salvador, Honduras, and 13 other Latin American countries.

Intermex was founded in 1994 and in its early years a great deal of focus was placed on growing the business through expansion in the southeastern states, the opening of call centers in Mexico and Guatemala, and an investment in our technology infrastructure. I joined the organization in 2009. I saw an opportunity in the market for our Company to differentiate itself by placing the customer at the center of everything we do. We began the process of a business model shift focusing on more efficient agents and profitability while delivering superior customer service.

Since that point in time we have experienced tremendous growth which has positioned us as a leader in wire transfers to Latin America, particularly in the largest remittance corridor in the world, the U.S. to Mexico. We have also expanded our licenses beyond the Southeastern U.S. now operating in 49 states, Washington D.C. and Puerto Rico. Throughout this expansion we have focused on strengthening our relationships with sending agents, payers and depository banks. These actions have produced lower costs, higher customer satisfaction and lower working capital needs. This has resulted in significant and sustained market share gains and excess growth relative to industry peers.

Today we operate with both an online and retail presence with over 5,000 retail origination points and 33 company owned stores throughout the United States. Our industry leading, highly-scalable technology platform enables sender transactions to be completed in half the time of most competitors and has demonstrated a 99.95% historical uptime. Our unique, fully-integrated processing services allows the agents to offer more services and reduces their bank fees. Additionally, our highly complex and rigorous compliance process ensure we screen each transaction real time for both Anti-money Laundering and the Office of Foreign Asset Control, or OFAC triggers. Our unique approach to the market, coupled with our proprietary infrastructure has driven organic revenues and adjusted EBITDA at a Compound Annual Growth Rate of 32% and 35%, respectively, from 2015 through our 2017 year-end-projections.

Our new capital structure will support our opportunistic growth strategy and our development of new products and technology, which will continue to help scale our business. We are pleased to augment our existing board of directors with two new members: former Deloitte & Touche LLP partner Mike Purcell, a financial expert as defined under the applicable NASDAQ and SEC rules, and Kurt Holstein, President of Azoic Ventures, Inc. Additionally, FNTE has the right to appoint one independent board observer. Further to that, our executive team has over 110-years of combined industry experience. We are very excited about the growth opportunities in front of us.

With that, I’ll turn it over to Randy Nilsen, Intermex’s Chief Sales and Marketing Officer.

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RANDY

Thanks, Bob.

The results referenced by Bob are a direct result of our disciplined and systematic sales strategy which is centered on agent productivity.

Over the past seven years we have delivered a Compounded Annual Growth Rate of 12% growing our agent network to over 5,000 points of distribution. To my previous point regarding agent productivity and perhaps even more important is that the average number of wires sold per agent has doubled during that same time period. We attribute these results to focusing our sales acquisition efforts on agents having both solid wire volume and high growth potential in targeted geographical areas with strong foreign born populations.

Additionally, our industry leading customer loyalty program drives more engaged and loyal customers which has resulted in increased frequency of sales per customer. This program successfully drives both consumer and agent preference for Intermex.

Looking forward there are several exciting growth opportunities in the forms of new products and services, expanded operating geographies, penetration of our proprietary processing capabilities and further expansion of our online business.

In closing please let me restate that it is with great enthusiasm and anticipation that we enter into this relationship.

Both Bob and I look forward to meeting with you in the coming weeks and are confident that this will be mutually beneficial lasting partnership.

Thanks to each of you for joining us this morning. I will now turn the call back to our operator.

Operator:

Thank you, ladies and gentlemen. That does conclude the conference call for today. Thank you for your participation and I ask that you please disconnect…

END

DISCLAIMER

This transcript is being provided for informational purposes and does not constitute an offer to sell, a solicitation of an offer to buy or of a proxy in respect of, or a recommendation in respect of, any securities. It has been prepared to assist interested parties in making their own evaluation with respect to the proposed transaction. The information contained in this transcript is not all-inclusive. Interested parties are referred to the information circular that is expected to be filed in due course in respect of the upcoming Fintech shareholders’ meeting to consider the transaction.

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